Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
Universal Travel Group Inc.	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Expects to Benefit from Increased Consumer Expenditure

SHENZHEN, China, April 13, 2009 – Universal Travel Group Inc. (OTC BB: UTVL.OB) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today announced it expects to benefit from an increase in travel expenditure by consumers.

According to a consumer survey published by China Confidential, A Financial Times Publication on April 2, 2009, “Demand for personal travel expenditure remains robust, as demonstrated by the 71% of respondents saying they would keep holiday expenditure the same or increase it this year.”  The survey results ranked China to be the most popular holiday destination, taking 63.1% of overall votes.  Hong Kong/Macao and Europe were the next in line with 25% and 24.1% of votes, respectively. Consumers are most likely to increase travel to first-tier cities within China and Europe for foreign countries.  Older age and upper income groups were the target demographic audience for this increase.  “This supports the strong growth in per capita tourism spending, which grew 108% between 2001 and 2007,” according to national statistics.

“These survey results are in-line with our expectation of increased retail consumption in the travel and leisure sectors,” stated Ms. Jiangping Jiang, CEO of Universal Travel Group.  “Universal Travel Group is perfectly positioned to take full advantage of the increased activities in tourism, especially given our strength in selling packaged tours.  We believe our online booking platform and TRIPEASY Kiosks should be able to accommodate the rising demand for travel product needs.”

Company Contact:
Mr. David Liu
VP of Finance and Investor Relations
Universal Travel Group Inc.
Address: 1230 Avenue of the Americas, 7th Floor
New York, NY 10020
Phone: +1-646-756-2666
Fax: +1-646-756-2999
Email: liudy@cnutg.com

About Universal Travel Group Inc.

Universal Travel Group, a growing travel services provider in the People’s Republic of China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the company, please visit www.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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